                                                                   EXHIBIT 10.21





                               AGREEMENT OF LEASE
                                   MONY Plaza
                               Syracuse, New York





                               CONTINENTAL TOWERS,
                                    Landlord




                                       and



                            THE MUTUAL LIFE INSURANCE
                              COMPANY OF NEW YORK,
                                     Tenant





                          Dated as of December 21, 1988

                                TABLE OF CONTENTS


 ARTICLE NO.               DESCRIPTION                                 PAGE NO.
Article 1.   PREMISES                                                     1
Article 2.   TERM                                                         1
Article 3.   RENT                                                         2
Article 4.   TAXES. ASSESSMENTS, AND UTILITIES                            2
Article 5.   ALTERATIONS AND IMPROVEMENTS TO PREMISES                     4
Article 6.   TITLE TO BUILDINGS AND FIXTURES                              5
Article 7.   QUIET ENJOYMENT OF THE PREMISES                              5
Article 8.   SUBORDINATION OF LEASE                                       5
Article 9.   MORTGAGING THE PREMISES                                      6
Article 10.   USE OF PREMISES                                             6
Article 11.   NO UNLAWFUL OR OBJECTIONABLE USE                            6
Article 12.   MAINTENANCE OF PREMISES                                     6
Article 13.   FIRE AND OTHER CASUALTY                                     7
Article 14.   INSURANCE ON PREMISES                                       8
Article 15.   SIGNS AND ADVERTISING MATTER                                9
Article 16.   MECHANICS' AND OTHER LIENS                                  9
Article 17.   PAINTING AND DECORATION                                    10
Article 18.   INDEMNIFICATION                                            10
Article 19.   TENANT'S COVENANTS                                         11
Article 20.   LANDLORD'S RIGHT OF INSPECTION                             11
Article 21.   ASSIGNMENT AND SUBLETTING                                  12
Article 22.   DEFAULT PROVISIONS                                         13
Article 23.   FURTHER MAINTENANCE AND USE OBLIGATIONS
                     OF TENANT                                           14
Article 24.   CONDEMNATION                                               14
Article 25.   WAIVER OF LANDLORD                                         15
Article 26.   HOLDING OVER                                               16
Article 27.   OPTION TO RENEW                                            16
Article 28.   SUCCESSION                                                 17
Article 29.   SURRENDER OF PREMISES                                      17
Article 30.   ASBESTOS REMOVAL/HAZARDOUS WASTES                          17
Article 31.   BROKER'S COMMISSIONS                                       18
Article 32.   NOTICES                                                    19
Article 33.   CAPTIONS                                                   19
Article 34.   GOVERNING LAW AND JURISDICTION                             20
Article 35.   EXCULPATION                                                20
Article 36.   INTERPRETATION                                             20
Article 37.   SEVERABILITY                                               20
Article 38.   ESTOPPEL CERTIFICATES                                      21

                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE (this "Lease"), made as of the day of December, 1988, is by and between CONTINENTAL TOWERS, a New York general partnership, with its principal place of business at c/o Green & Seifter, Attorneys, P.C.; 900 One Lincoln Center; Syracuse, NY 13202, (hereinafter referred to as "Landlord") and THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, having an office at 1740 Broadway, New York, New York 10019, (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         Landlord has purchased from Tenant the premises, which are more fully defined below. The purchase was made in accordance with the terms and conditions of an Agreement of Sale and Purchase/Leaseback of the premises between Landlord and Tenant dated October 27, 1988 (the "Agreement"). The Agreement is attached hereto as Exhibit A and is hereby incorporated by reference. As part of the Agreement, Landlord and Tenant have agreed that Tenant shall lease the premises from Landlord. In the case of any conflict between the provisions of the Agreement and the provisions of this Lease, the provisions of this Lease shall govern.

         Therefore, in consideration of the rent hereinafter required to be paid and the performance of the covenants and agreements hereinafter provided, Landlord and Tenant by these presents hereby covenant and agree as follows:

                              ARTICLE 1. PREMISES

         Landlord does hereby lease and demise unto Tenant and Tenant does hereby rent from Landlord, subject to the terms and conditions of this Lease, the parcel of land and the improvements thereon consisting of two (2) office towers of 19 stories each connected by a 5-story office wing, which improvements contain approximately 734,927 square feet of gross building area and approximately 578,970 square feet of net rentable office area, subject to the terms of that certain lease agreement dated December 31, 1968 between Tenant and the City of Syracuse and subject to that certain operating agreement dated August 1, 1981, copies of which lease and operating agreement are attached as Exhibits H and J to the Agreement, located at 100-120 Madison Onondaga County, New York, said parcel of land being more particularly described in Exhibit B attached hereto and made a part hereof, together with all fixtures, equipment, and other property purchased by Landlord from Tenant, all of the above being hereinafter called the "Premises."

                                ARTICLE 2. TERM

         This Lease shall be an initial or original term of twenty (20) years commencing as of the date hereof and ending on the day of December, 2008, plus any extended term as hereinafter provided.

                                ARTICLE 3. RENT

         Tenant covenants and agrees to pay unto Landlord the base net rentals in accordance with Exhibit C attached hereto and made a part hereof commencing as of the date hereof and on the first day of each and every month hereafter, in advance, through the entire term of this Lease, together with such increase of said annual and monthly fixed net rent, in accordance with the provisions of this Lease as hereinafter provided. If Landlord so requires, Tenant shall make all or part of the rental payments directly to Landlord's lender provided Tenant receives written notice from Landlord directing Tenant to make such payments to lender.

         All rent (including all sums payable as rent in accordance with the preceding paragraph and as hereinafter provided) shall be construed in every instance as an absolute net rent payable by Tenant to Landlord.

         This Lease is an absolute net lease, and the annual rent and all other sums payable hereunder to or on behalf of Landlord shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction, or defense. It is the express intent of the parties hereto that the annual rent provided to be paid by Tenant to Landlord under the terms of Article 3 hereof shall be an absolute net rent payable to Landlord and that Tenant shall, in any or all events and at its sole cost and expense and in addition to the said monthly rental, pay any and all other items of expense in connection with the Premises of whatever nature, including but not limited to all taxes and assessments imposed by any governmental authority on the Premises, the building now or hereafter existing thereon or attached thereto, the contents thereof, and the use thereof, together with the procurement and maintenance by Tenant of the insurance hereinafter specified. This Lease shall always be construed in order to effectuate the foregoing declared intent of the parties hereto. If Tenant or Landlord shall so require, Landlord and Tenant shall enter into a memorandum of lease, which shall be recorded in the appropriate land records in order to document the terms and conditions hereof.

                  ARTICLE 4. TAXES. ASSESSMENTS, AND UTILITIES

         Tenant agrees to pay when due or payable all charges for all utilities (including gas, oil, water, and electricity) furnished to and consumed in the operation of and used by the Premises. Tenant shall make its own arrangements for all utilities, and Landlord shall be under no obligation to furnish any utilities to the Premises. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

         Landlord and Tenant hereby acknowledge that they have entered into that certain agreement with the City of Syracuse dated December 1988, which agreement requires certain payments thereunder in lieu of the payment of real estate taxes. Tenant hereby agrees to make the payments due under the aforementioned agreement.

         Tenant further agrees that it will at all times keep sufficient heat in the building to prevent the existing pipes therein from freezing. Tenant agrees to pay all real estate taxes, assessments, water rents or rates, sewerage charges, public dues, and similar charges of all kinds levied, assessed, or imposed or to be levied, assessed, or imposed on or against the Premises (including land and any improvements now or hereafter erected thereon) or, in lieu thereof or instead of an increase therein, levied, assessed, or imposed as a capital levy or otherwise on the rents receivable or received from the Premises during the term of this Lease so that the rent for the Premises as set forth in Article 3 hereof shall always be absolutely net to Landlord, as provided above. Landlord agrees, to the extent it is permitted to do so under applicable law, to elect that such taxes, assessments, water rates, public dues, or other charges be paid on an installment basis in the maximum number of installments permissible. Landlord further agrees that Tenant shall be liable only for such installments thereof which become due and payable during the term of this Lease or any renewal thereof.

         Tenant will arrange with the appropriate taxing authority to have all tax bills, special assessments, water rents or rates, sewerage charges, public dues, and similar charges of all kinds levied against the Premises sent to Tenant, and Tenant will pay the same to the applicable taxing authority before the date when they become due and payable without interest or penalty. Tenant shall send a receipted copy of such bill to Landlord promptly after such payment. Tenant shall bear the cost of any penalty or interest resulting from a late payment. If Tenant shall deem itself aggrieved by any such tax, it shall communicate such fact to Landlord, and Tenant may, in its own name or in the name of Landlord, but at the sole cost and expense of Tenant, contest in good faith the validity of any taxes, assessments, water rates, public dues, or other charges. Tenant shall not, however, withhold the payment of such taxes, assessments, water rates, public dues, or other charges unless such charges may be contested without payment. If requested by Tenant, Landlord shall join Tenant in any such contest, provided that Tenant agrees to protect and save harmless Landlord from all attorneys' fees, costs, and damages resulting from any such proceedings or from the failure of Tenant to make any such payments. During the term of this Lease, however, Landlord shall not be permitted to join in any such contest as a matter of right unless Tenant has consented to Landlord joining in such contest or Tenant has not exercised its option to renew this Lease within the time provided. Tenant shall immediately upon the termination of such proceedings pay all such taxes, assessments, water rates, public dues, or charges and any and all damages, interest, penalties, costs, and expenses arising therefrom that may be adjudged against the Premises. During the time that any such taxes, assessments, water rates, public dues, or similar charges are being so contested in good faith by Tenant and provided that Landlord is notified in writing thereof and is thereafter kept fully informed as to the outcome of the various stages of any such contest, Landlord shall have no right, except as hereinafter stated, to pay the same. Landlord agrees to cooperate with Tenant to such extent as Tenant shall reasonably request in any such contested proceeding, it being understood that Tenant shall promptly reimburse Landlord for all costs and expenses thereby incurred by Landlord.

         Notwithstanding anything contained or implied in this Article 4 to the contrary, Tenant shall not permit the Premises or any part thereof to be sold, offered for sale, or advertised for sale because of nonpayment of any such taxes, assessments, water rent or rates, public dues, or charges, even though such item may then be in the process of being contested as aforesaid. In the event of any such offering for sale or the advertisement of sale of the Premises, by reason of any such nonpayment thereof, Tenant shall forthwith pay said taxes, assessments, water rents or rates, public dues, or charges, together with interest, penalties, and costs and do anything else required to have the offering for sale or advertisement of sale withdrawn and stopped. If Tenant fails to pay said taxes, assessments, water rents or rates, public dues, or charges as aforesaid, Landlord may but shall not be obligated to pay the same, and Tenant shall reimburse Landlord forthwith upon demand for the amount so paid by Landlord and for all other costs, reasonable attorneys' fees, expenses, and damages incurred by Landlord in connection therewith, together with interest at the rate of fifteen percent (15%) per annum (hereinafter the "Lease Interest Rate") on sums paid by Landlord, counting from the date of such payment.

         Nothing contained in this Lease shall require Tenant to pay any franchise tax or any income, profit, estate, inheritance, succession tax, or capital levy (other than a capital levy on rents as herein provided) assessed against or payable by Landlord, nor shall any such tax be included within the term real property taxes and assessments, provided, however, that if at any time during the term of this Lease there shall be adopted by any applicable governmental authority some other method of taxation on real estate as a substitute or a modification in whole or in part for taxes on real estate, as now levied (which substitute method of taxation is hereinafter collectively referred to as "Substitute Taxes"), Tenant shall pay all such Substitute Taxes as soon as they shall become due and payable. If the parties cannot agree whether such Substitute Taxes are in substitution or modification in whole or in part for taxes on real estate, as now levied, or on the extent to which Tenant shall bear the cost of such Substitute Taxes, the matter shall be submitted to arbitration by the parties in accordance with the rules then obtaining the American Arbitration Association or its successor. In the event Landlord advances sums to cover such Substitute Taxes pending resolution of whether such Substitute Taxes are in substitution or modification in whole or in part for real estate taxes that would be owed by Tenant and through arbitration it is determined that Tenant is responsible for such Substitute Taxes or a portion thereof, Tenant shall pay Landlord the Lease Interest Rate on those sums advanced by Landlord for the whole or the portion of such Substitute Taxes that are determined to be owed by Tenant.

              ARTICLE 5. ALTERATIONS AND IMPROVEMENTS TO PREMISES

         Tenant will not make any structural alterations to the exterior of the Premises or any part thereof nor structural alterations to the interior which would result in a reduction of the net rentable area of the Premises by more than 5,000 NRA in the aggregate, during the term of the Lease and any renewals, without first obtaining Landlord's written approval of such structural alterations and changes, which approval shall not be unreasonably withheld or delayed. Failure of Landlord to respond in writing to written notice by Tenant of any such structural alterations and changes within 10 days' of receipt such notice shall be deemed approval by Landlord.

                   ARTICLE 6. TITLE TO BUILDINGS AND FIXTURES

         Provided it is not in default, the Tenant is given the right to remove, during the term of this Lease, such equipment and trade fixtures in the Leased Premises as Tenant has paid for, provided same does not constitute part of the realty (i.e., air conditioning or heating equipment). However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and trade fixtures, or other property within ten (10) days after such default, dispossession, or removal, then and in that event, the said equipment and trade fixtures or other property shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant.

         Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect, and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Lease, the machinery, trade fixtures, and equipment belonging to the Tenant shall, except as hereinabove specifically provided, at all times be considered and intended to be personal property of the Tenant and not part of the realty and shall be subject to removal by the Tenant, provided at the time of such removal that the Tenant is not in default pursuant to the terms and conditions of this Lease and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises caused by such removal.

                   ARTICLE 7. QUIET ENJOYMENT OF THE PREMISES

         So long as no default by Tenant has occurred and is continuing hereunder, Landlord warrants peaceful and quiet enjoyment of the Premises by Tenant against any act of Landlord or anyone claiming through Landlord; provided that Landlord and its agents may enter upon and examine the Premises at reasonable times and upon reasonable notice. Tenant reserves the right to exclude certain security areas within the Premises from Landlord's examination. Landlord hereby warrants that it has the right to lease the Premises.

                       ARTICLE 8. SUBORDINATION OF LEASE

         Tenant agrees to subordinate this Lease to any future mortgage made by Landlord to any bank, insurance company, or other lending institution; provided that such mortgagee will agree not to disturb Tenant's rights and possession while not in default hereunder and provided further that in the event of the institution of foreclosure or other suit or proceeding under or pursuant to any such mortgage, Tenant will not be made a party to any suit or proceeding, and the same shall not affect the rights of Tenant under this Lease, but any purchaser of said property under foreclosure or other suit or proceeding shall take said property subject to this Lease. Tenant further agrees to execute such nondisturbance, attornment, and subordination agreements or other similar instruments as may reasonably be required by Landlord or such mortgages in form similar to the form attached to the Agreement. Such mortgagee(s) are hereinafter referred to as "Lender." Failure of Tenant to execute such reasonable nondisturbance, attornment, and subordination agreements, as aforesaid, within ten (10) business days of written request by Landlord shall constitute a default by Tenant hereunder. In addition, Tenant agrees to make reasonable changes to the Lease form as may be reasonably requested by Lender, provided any such changes do not, in the sole opinion of Tenant, materially affect the Tenant's rights and obligations under the Lease.

                       ARTICLE 9. MORTGAGING THE PREMISES

         Tenant shall not mortgage this Lease in whole or in part without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and, if required, the prior written consent of Lender.

                          ARTICLE 10. USE OF PREMISES

         Tenant covenants and agrees to use and occupy the Leased Premises for any lawful purposes.

                  ARTICLE 11. NO UNLAWFUL OR OBJECTIONABLE USE

         Tenant, on behalf of itself and of all subtenants occupying space under subleases covering portions of the Premises, agrees to make no unlawful use of the Premises and agrees to comply with and carry out at its own cost and expense all laws, ordinances, rules, regulations, and requirements affecting or pertaining to the Premises.

                      ARTICLE 12. MAINTENANCE OF PREMISES

         Tenant shall at all times take all measures (except for measures completely beyond the control of Tenant) to keep the entire Premises (including all entrances and vestibules), all partitions, windows, window frames, moldings, glass, doors, door openers, fixtures, equipment, and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems, and other mechanical equipment and appurtenances), and all parts of the Premises in first-class condition and repair as well as clean, orderly, sanitary, and safe, including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations, and orders by governmental and public bodies and agencies. If replacement of equipment, fixtures, and appurtenances thereof are necessary, to maintain the Property in a first class condition, Tenant shall promptly replace the same with equipment, fixtures, and appurtenances of substantially the same quality and shall repair all damage done in or by said replacement.

         Tenant agrees and acknowledges that it has accepted the Premises in "As Is" condition. Tenant acknowledges that the Premises are in good order and condition and are sufficient for all uses intended by Tenant.

         Landlord shall have no obligation whatsoever with respect to the maintenance of the Premises or any buildings or improvements thereon, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary, all of such maintenance to be undertaken by Tenant. Any alterations or repairs required by public authorities shall be made by Tenant at Tenant's cost and expense. Tenant shall comply with reasonable regulations of the fire or liability insurance carriers who may provide insurance for the Premises as well as the requirements promulgated by the Board of Fire Underwriters or such other appropriate agency but only if required by law. Tenant shall return the Premises in good condition at the end of the Lease term, reasonable wear and tear excepted.

                      ARTICLE 13. FIRE AND OTHER CASUALTY

         (a) Except as provided herein, no loss or damage by fire or other casualty, resulting in either partial or total destruction of any buildings or buildings on the Premises, shall operate to terminate this Lease or to relieve or discharge Tenant from the payment of rents or amounts collectible as rent as they become due and payable or from the performance and fulfillment of any of Tenant's obligations and undertakings herein. "Other casualty," as herein used, among other things, shall include loss or damage resulting from known causes, uprisings, and acts of God and the common enemy.

         (b) If any building or improvements placed or to be placed on the Premises, any part thereof, or any fixtures, equipment, and machinery constituting a portion of the Premises used or intended to be used in connection with the Premises, at any time or times during the continuance of this Lease, shall be damaged or destroyed by fire or other casualty, Tenant, with all reasonable diligence, shall:

             (1) Repair, reconstruct, or replace such buildings or improvements upon the same general plans and dimensions as before the occurrence of such fire or other casualty or with such changes or alterations as may be approved in writing by Landlord, which approval shall not be unreasonably withheld; and

             (2) Repair, reconstruct, or replace such fixtures, equipment, and machinery with like quality and value as before the occurrence of such fire or other casualty or with such changes or alterations as may be approved in writing by Landlord, which approval shall not be unreasonably withheld.

         Any such repairs, reconstruction or replacement shall be at the sole cost and expense of Tenant and upon the completion thereof shall be free and clear of all liens and encumbrances of any nature whatsoever, including mechanics' liens. In the event such loss or damage by fire or other casualty results in a loss of 33-1/3% of floor area of the Premises and such loss or damage by fire or other casualty occurs after the first day of the third (3rd) year prior to the end of the term or any extension hereof, Tenant, at its option, upon thirty (30) days' notice in writing to Landlord, given at any time within sixty (60) days after such loss or damage by fire or casualty, may elect not to rebuild the Premises provided Tenant makes available to Landlord the insurance proceeds insuring such fire or other casualty, as required by this Lease, or pays to Landlord the agreed value of such loss and Tenant continues to pay the rent. In the event Landlord and Tenant cannot agree on the agreed value of such loss, such value shall be determined through arbitration by the parties in accordance with rules then obtaining of the American Arbitration Association or its successor.

                       ARTICLE 14. INSURANCE ON PREMISES

         Tenant, at its sole expense, shall obtain and keep in force during the term hereof fire and extended coverage insurance on all buildings and improvements that are or hereafter placed or built upon the Premises and on all machinery, furniture, fixtures, and equipment of the nature acquired by Landlord pursuant to the Agreement. The amount of such insurance shall never during the term of this Lease be less than the greater of $66,000,000 for replacement of the buildings only, or one hundred percent (100%) of the full replacement cost of said buildings, improvements, machinery, fixtures, and equipment, exclusive of foundations, which constitute a part of the Premises, with an annual replacement cost endorsement, and Tenant will furnish to Landlord an annual endorsement from its insurance carrier certifying that any such property is insured to its full insurable value. Tenant hereby waives as against Landlord any and all claims and demands of whatever nature for damages, loss, or injury to the buildings and improvements that are or hereafter placed or built upon the Premises and to the property of Tenant in, upon, or about the Premises which shall result from fire or other hazards covered by such extended coverage insurance. Tenant further agrees that each such policy of fire and extended coverage insurance and all other policies of insurance on the Premises, which shall be obtained by Tenant, whether required by the provisions of this Lease or not, shall be made expressly subject to the provisions of this article and that Tenant's insurers hereunder shall waive any right of subrogation against Landlord.

         All insurance provided for in this Article 14 and all renewals thereof shall name Landlord as an additional insured and shall be issued by companies reasonably approved by Landlord and any Lender. The term mortgagee or Lender as used in this Lease shall not be deemed to include the mortgagee or lender, if any, with respect to Tenant's interest in the Premises. The fire and extended coverage insurance provided for herein shall be payable to Landlord, Lender, and Tenant as their interests may appear, and any loss adjustment shall require the joint written consent of Landlord, Lender, and Tenant. All policies shall be subject to reasonable approval by Landlord as to form and substance and shall expressly provide that such policies shall not be cancelled or altered without thirty (30) days' prior written notice to Landlord and Lender. Landlord acknowledges that Tenant may insure this Property under a blanket master policy, in which event, only a certificate of endorsement to the master policy reflecting the coverage will be provided.

         All amounts that shall be received under any insurance policy mentioned or described herein shall be made available to Tenant for payment of the cost of repair, reconstruction, or replacement of any buildings, improvements, furniture, fixtures, equipment, and machinery so damaged or destroyed. In the event the Premises is security for a loan to Landlord, the loan documents shall provide that the proceeds from such insurance shall be made available for restoration of the Premises under such reasonable safeguards as may be imposed by Lender. Any amount remaining from the proceeds of any such insurance funds after the repair, reconstruction, and replacement of any buildings, improvements, furniture, fixtures, equipment, and machinery, as herein required, if there be at that time no default on the part of Tenant in the performance of its covenants or obligations hereunder, shall be immediately paid to Tenant. In the event that Tenant fails or refuses to properly undertake the reconstruction or replacement of any buildings or improvements or any portion of the Premises damaged or destroyed by fire or other casualty within ninety (90) days after the occurrence of such damage or destruction, Landlord may retain and apply such insurance proceeds for said purposes, and it is hereby authorized by Tenant to cause all of said restoration and reconstruction work to be completed. If said insurance proceeds shall be insufficient in amount to cover the cost of repair, reconstruction, or replacement of any buildings, improvements, furniture, fixtures, equipment, and machinery, as herein required, Tenant will promptly pay any deficiency to Landlord or at Landlord's direction, except that during the last three (3) years of the term of this Lease Tenant shall have the right to elect not to rebuild the Premises but may instead make such insurance proceeds available to Landlord or pay to Landlord the agreed value of such loss, all in accordance with the provisions of Article 13, subparagraph (b) above.

         Notwithstanding the foregoing provisions of this Article 14, at any time while Tenant's net worth shall exceed Three Hundred Million and No/100 Dollars ($300,000,000.00) and at Tenant's sole discretion, Tenant may elect to self insure its obligation to restore the Premises or Tenant may procure insurance which may be insured under a blanket insurance policy covering the Premises and other properties insured by Tenant. Tenant's right to self-insure shall be subject to the reasonable approval of Landlord's Lender.

                    ARTICLE 15. SIGNS AND ADVERTISING MATTER

         Tenant shall have the right to maintain and control all signage and advertising matter, including signage and advertising on the roof of the Premises, presently being maintained or hereinafter installed at the Premises, provided that Tenant maintains such signage and advertising in compliance with all applicable laws and insurance requirements. Landlord hereby agrees that during the term of this Lease and any extension hereof, the Premises shall remain known as "MONY Plaza," and Landlord shall not change the address or the name of the Premises without obtaining Tenant's prior written consent. Provided Tenant is not in default hereunder, Tenant shall have the right to change the name of the Premises at its sole discretion without first obtaining Landlord's prior consent.

                     ARTICLE 16. MECHANICS' AND OTHER LIENS

         Tenant covenants and agrees to keep all of the Premises, every part thereof, and all buildings and other improvements thereon free and clear of and from any and all mechanics', materialmen's, and other liens for work or labor done, services performed, or materials and appliances used in or about the Premises for or in connection with any operations of Tenant, any alteration, improvement, or repairs or additions which Tenant may make or permit or cause to be made, or any work or construction by, for, or permitted by Tenant on or about the Premises, and at all times promptly and fully to pay and discharge any and all claims upon which any such lien may or could be based, and to save and hold Landlord and all of the Premises and all buildings and improvements thereon free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

         Notwithstanding the foregoing, Tenant shall be permitted to contest such mechanics', materialmen's, and other liens, provided that Landlord is indemnified and held harmless from any claims arising from such liens. No mechanics' or materialmen's liens, mortgages, or other liens of any character whatsoever created or suffered by Tenant shall in any way or to any extent affect the interest or rights of Landlord hereunder or its rights or interests in any buildings or other improvements on the Premises or attach its title to or rights in the Premises. In the event Landlord advances sums pursuant to the terms of this Article 16, Tenant shall reimburse Landlord for such sums advanced and reasonable costs in connection therewith due with the next payment of rent due hereunder, with interest at the Lease Interest Rate due from the date such funds are advanced. In the event Tenant's net worth shall fall below Three Hundred Million and No/100 Dollars ($300,000,000.00) and Landlord's Lender requires the posting of bond, or Landlord's title insurer requires the posting of bond, Tenant shall post bond.

                      ARTICLE 17. PAINTING AND DECORATION

         Tenant shall have the right to paint or decorate the interior and the exterior of the Premises without first obtaining Landlord's written approval of such painting or decoration. With respect to the interior of the Premises, Tenant shall be permitted to perform tenant fitout, including but not limited to relocation of walls, HVAC ducts, electrical outlets, and telephone outlets, without obtaining Landlord's prior approval, provided that Tenant does not impair the use of the Premises.

                          ARTICLE 18. INDEMNIFICATION

         Tenant shall pay and shall protect, indemnify, and save harmless Landlord against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and reasonable expenses), causes of action, suits, claims, demands, or judgments of any nature, except such resulting from the gross and wanton acts of negligence of Landlord or its agents, arising from (a) injury to or death of any person or damage to or loss of property on the Premises or on adjoining sidewalks, streets, or ways or connected with the use, conditions, or occupancy of any thereof and (b) violation of this Lease.

         In furtherance of the above covenant of indemnification, Tenant agrees to keep in force at its own expense, so long as this Lease remains in effect, public liability insurance in companies reasonably acceptable to Landlord with respect to the Premises, in form reasonably satisfactory to Landlord, covering Landlord and Tenant, with minimum limits of Five Million and No/100 Dollars ($5,000,000.00) on account of bodily injuries to or death of one (1) person, Twenty Million and No/100 Dollars ($20,000,000.00) on account of bodily injuries to or death of more than one (1) person as a result of any one accident or disaster, and property damage insurance with minimum limits of One Million and

No/100 Dollars ($1,000,000.00), and Tenant reserves the right to provide such coverage under the terms of a blanket insurance policy covering the Premises and other properties for which Tenant maintains insurance coverage. Tenant shall provide Landlord with a certificate or certificates insuring the Premises and shall produce such other reasonable evidence of insurance as Landlord may require. On the commencement of the term of this Lease and thereafter not less than thirty (30) days prior to the expiration date of the policies of insurance required by this Article 18, Tenant shall deliver to Landlord certificates or binders of the insurer with respect thereto which are reasonably satisfactory to Landlord accompanied by evidence of the payment of the premiums for the policies. Said insurance policies, certificates, or binders relating thereto shall name Landlord as an insured. All such insurance policies shall provide that no cancellation thereof or material change therein shall be made unless Landlord shall have been given twenty (20) days' prior written notice thereof and that no act or omission by Tenant shall invalidate such policies as they apply to Landlord.

         Notwithstanding the foregoing provisions of this Article 18, at any time while Tenant's net worth shall exceed Three Hundred Million and No/100 Dollars ($300,000,000.00), Tenant may elect to self insure its covenant of indemnification or to procure such insurance coverage as Tenant deems necessary in its sole discretion. Tenant's right to self-insure shall be subject to the reasonable approval of Landlord's Lender.

                         ARTICLE 19. TENANT'S COVENANTS

         Tenant covenants and agrees that it will perform all agreements herein expressed on its part to be performed and that it will within thirty (30) days of receipt of written notice specifying action desired by Landlord in connection with any such covenant commence to comply with such notice and shall proceed diligently to comply with such notice within such thirty (30) day period. Except in the event of an emergency where no notice shall be required, if Tenant fails to perform all agreements herein expressed within thirty (30) days of receipt of written notice by Landlord specifying the action desired or if Tenant fails to commence to perform such action within the aforesaid thirty (30) day period and fails to diligently pursue the same, Landlord may effect compliance with the terms hereof and collect from Tenant as additional rent the reasonable cost of such compliance, together with interest at the Lease Interest Rate from the date Landlord advances sums to effect performance, which payments of additional rent shall be due with the next installment of rent due hereunder.

                   ARTICLE 20. LANDLORD'S RIGHT OF INSPECTION

         Except in the event of an emergency, Landlord may, at any reasonable time, upon furnishing at least two (2) days' prior written notice to Tenant, and from time to time, enter upon the Premises for the purpose of inspection of any buildings or improvements placed thereon and for such other purposes as may be necessary or proper for the reasonable protection of its interest. Tenant reserves the right, however, to exclude Landlord from areas within the Premises which Tenant deems necessary to preserve its security and equipment and the security and equipment of any subtenant within the

Premises, as may be required under such subtenant's lease. Any entering upon the Premises by Landlord shall not unreasonably interfere with the operations of Tenant or any subtenant within the Premises.

                     ARTICLE 21. ASSIGNMENT AND SUBLETTING

         Tenant will not sell, assign, mortgage, pledge, hypothecate, or in any manner transfer this Lease or any interest therein without Landlord's prior written consent and the written consent of the Lender, if required by such Lender, which consent in either such case shall not be unreasonably withheld. However, Tenant, without the consent of Landlord, may assign its interest hereunder to a wholly-owned affiliate or other related entity of Tenant, so long as Tenant remains primarily obligated and liable under this Lease. It is understood and agreed that no such assignment whether to such wholly-owned affiliate or other related entity or otherwise with the consent of Landlord, shall limit or modify any power or right of Landlord hereunder or effect or reduce any obligation of Tenant hereunder, and all such obligations shall continue in full effect as obligations of a principal and not as of a guarantor or surety, as though no assignment or subletting had been made. Consent by Landlord and any Lender to any assignment shall not waive the necessity for consent to any subsequent assignment. Any attempt at transfer, assignment, license to use, hypothecation, or other alienation of this Lease, except as expressly permitted herein, shall be void and shall confer no rights on third parties. Notwithstanding any assignment, transfer, or other alienation of this Lease, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants, and provisions of this Lease.

         Notwithstanding the above, Landlord hereby acknowledges that as of the date of commencement of this Lease, Tenant is not occupying all of the leasable space within the office buildings constructed on the Premises, and Tenant has previously leased space in said office buildings to the tenants identified in Exhibit D attached hereto and made a part hereof, such space having been leased to such tenants only pursuant to the leases to them which Landlord has approved as of the date hereof. Landlord hereby agrees that the tenants identified in Exhibit D shall be treated as subtenants under the terms of this Lease and shall remain as subtenants so long as their leases remain in full force and effect. Landlord hereby also agrees that Tenant shall have the right to continue to sublet all or portions of the Premises without obtaining Landlord's prior written consent provided that such sublease does not extend beyond the term hereof, and provided further that Landlord's consent, which consent shall not be unreasonably withheld, shall be necessary for such subleases with subtenants who at the time are not existing tenants within the Property, entered into within the last 912 days of the initial Lease term, provided Tenant has not exercised its option to renew, or in the last 912 days of the first renewal term, unless Tenant has exercised its option to renew, or in the last 912 days of the second renewal term. Landlord agrees that so long as no default has occurred or is continuing under this Lease, Tenant shall have the right to collect and receive all rents and other sums due pursuant to any sublease for its own uses and purposes.

                         ARTICLE 22. DEFAULT PROVISIONS

         If any of the following events (herein referred to as "events of default") shall occur, namely, if any default shall be made by Tenant in the payment punctually when due and payable of any rent or other monies due hereunder and such default shall continue for a period of three (3) days after the date due; or if Tenant shall fail to furnish all insurance coverage as required pursuant to the terms of this Lease; or if default shall be made by Tenant in the performance of any other of the terms, covenants, or conditions herein contained to be performed by Tenant and such default shall continue for a period of thirty (30) days after written notice thereof to Tenant (provided that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); or if Tenant shall abandon the Premises, provided that Tenant shall not be in default hereunder for abandonment of the Premises if Tenant continues to pay the rent and all other sums due hereunder and continues to perform its covenants with respect to the maintenance of the Premises; or if Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, or liquidation under any law or statute of the federal government or any state government or any subdivision of either, now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises; if there shall be filed against Tenant any involuntary petition in bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, or liquidation under any law or statute of the federal government or any state government or any subdivision of either, now or hereafter in effect, and such petition shall not have been dismissed within ninety (90) days after the filing thereof; or if an order, judgment, or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Tenant, a receiver of Tenant or of the whole or any substantial part of the Premises, and such order, judgment, or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of such appointment; or if a court of competent jurisdiction shall enter an order, judgment, or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of the federal government or any state government or any subdivision of either, now or hereafter in effect, and such order, judgment, or decree shall not be set aside or stayed within ninety (90) days from the date of entry of such order, judgment, or decree, or a stay of such proceedings be thereafter set aside; or if under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Tenant or of the whole or any substantial part of the Premises and such custody or control shall not be terminated within ninety (90) days from the date of assumption of such custody or control; then in any of such event of default, Landlord shall have the following options:

         (a) To collect, by suit or otherwise, each installment of rent or other sum as it becomes due and payable hereunder, together with interest at the Lease Interest Rate from the date such installment of rent or other sum became due and payable, or to enforce by suit or otherwise any other term or provision hereof on the part of Tenant required to be kept or performed;

         (b) To reenter and take possession of all or any part of the Premises, with or without process of law, at any time after written notice to that effect to Tenant, and Tenant shall immediately vacate the Premises and deliver possession thereof to Landlord, and if Tenant does not so vacate, Landlord may expel Tenant or any person occupying the Premises, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer, or other tort, but nevertheless, Tenant shall, to the extent permitted by law, remain liable for the unpaid rent and all other sums due and payable by Tenant hereunder as such rent or other sums shall or would have become due and payable, but there shall be credited against such unpaid rent the net proceeds realized from the leasing of the Premises to a third party, after first deducting from such proceeds all costs and expenses incurred in connection with such leasing, including but not limited to reasonable advertising costs, attorneys' fees, brokerage fees, and expenses of keeping the Premises in good order or preparing the same for leasing; or

         (c) To terminate this Lease, and in such event, Tenant agrees immediately to surrender possession of the Premises and, to the extent permitted by law, to pay to Landlord the amount of damage sustained by Landlord by reason of Tenant's breach of this Lease.

         ARTICLE 23. FURTHER MAINTENANCE AND USE OBLIGATIONS OF TENANT

         Tenant agrees to maintain the Premises at its own expense in a clean, orderly, and sanitary condition and free of insects, rodents, vermin, and other pests; not to permit undue accumulation of garbage, trash, rubbish, and other refuse and to remove the same at its own expense; to keep the ground surrounding any building in a neat, orderly fashion; to remove all snow and ice from all parking areas and walkways; and to conduct its business in the Premises in all respects in a dignified manner.

                            ARTICLE 24. CONDEMNATION

         If the whole or any substantial portion of the Premises shall be taken under the power of eminent domain by any public or quasi-public authority so as to preclude the use of the said Premises by Tenant in the conduct of its business as hereinbefore provided, this Lease shall terminate on the day that Tenant is required to yield possession thereof. If only a portion of the Premises shall be taken under the power of eminent domain by a public or quasi-public authority and such taking does not substantially impair the usefulness of the Premises for the purposes for which the same are hereby demised, Tenant shall make such repairs and alterations that may be necessary in order to restore the Premises to a useful condition for Tenant, provided that the proceeds of such condemnation award are paid to Tenant to be used by Tenant for repair and restoration of the Premises. Tenant shall make the repairs and restoration even though the amount of the award is insufficient for that purpose, but if such award turns out to be greater than the cost of repair and restoration, the surplus shall belong to Tenant, except such surplus which shall constitute the residual value of the condemned Property. In the event the Premises is security for a loan to Landlord, the loan documents shall provide that the proceeds from such condemnation shall be made available for restoration of the Premises under such reasonable safeguards as may be imposed by Lender. The rent hereinbefore provided shall be reduced proportionately as to the portion of the Premises so taken until and unless they are subsequently restored or repaired, said adjustment of rent to be made as of the date Tenant is required to yield possession of a portion of the Premises as hereinbefore provided.

         In the event such taking of a portion of the Premises results in a loss of 33-1/3% or more of the floor area of the Premises, such taking of a portion of the Premises occurs after the first day of the third (3rd) lease year prior to the end of the term hereof, the rent hereinbefore provided shall be reduced proportionately as to the portion of the Premises so taken, said adjustment of rent to be made as of the date Tenant is required to yield possession of such portion of the Premises, in which event, all compensation awarded for any such taking of the Premises shall belong to and be the property of Landlord, provided, however, that Landlord shall not be entitled to any portion of any specific separate award made to Tenant for loss of business or for the cost of removal and the relocation of stock, fixtures, or any equipment installed at the cost and expense of Tenant and with the permission of Landlord as provided hereinbefore and/or hereafter, provided that Tenant actually and promptly removes such stock, fixtures, or equipment.

                         ARTICLE 25. WAIVER OF LANDLORD

         If any action or proceeding is instituted or if other steps are taken by Landlord and a compromise, part payment, or settlement thereof shall be made, either before or after judgment, the same shall not constitute or operate as a waiver by Landlord of any right, covenant, or provision of or under this Lease or of any subsequent breach or breaches thereof nor of this Lease itself unless so specified in writing in such settlement. No waiver of any default under or breach or violation of any provision or covenant of this Lease shall constitute or operate as a waiver of such provision or covenant or of any subsequent default thereunder or breach or violation thereof, and no delay, failure, or omission in exercising or enforcing any right, privilege, or option under this Lease shall constitute a waiver, abandonment, or relinquishment thereof or prohibit or prevent any election under or enforcement or exercise of any provision, right, privilege, or option herein contained or granted. No waiver of any provision hereof by Landlord shall be deemed to have been made unless and until such waiver shall have been reduced to writing and signed by Landlord. The receipt by Landlord of rent with knowledge of any breach or default under this Lease shall not constitute or operate as a waiver of such breach, violation, or default. Payment by Tenant or receipt by Landlord of any lesser amount than the stipulated rent or other sums due Landlord shall operate only as a payment on account of said rent or other sums; no endorsement or statement on any check or other remittance or in any communication accompanying or relating to such payment shall operate as a compromise or accord and satisfaction unless the same is approved in writing by Landlord, and Landlord may accept such check, remittance, or payment without prejudice to its right to recover the balance of said rent or other sums due by Tenant and pursue any other remedy allowable by law or under this Lease.

                            ARTICLE 26. HOLDING OVER

         Any holding over after the expiration of the term hereof and any renewals, extensions, or modifications thereof must be with the prior written consent of Landlord and shall be construed to be a tenancy from month to month at the rents herein specified for the then last lease year, as identified in Exhibit C or as Exhibit C may be amended due to the exercise of any renewal option by Tenant, (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified.

                          ARTICLE 27. OPTION TO RENEW

         Provided that Tenant shall furnish written notice to Landlord by certified or registered mail, postage prepaid, at least nine hundred twelve
(912) days prior to the termination of the original term of this Lease and at least nine hundred twelve (912) days prior to the expiration of any Extended Term (as provided for below), Tenant shall have two (2) consecutive options to renew this Lease (provided, however, that no default exists on the part of Tenant under the terms of this Lease, both as of the date of furnishing said notice of intention to renew and as of the first date of commencement of the applicable renewal period), and each such option shall be for an additional term of five (5) years (Extended Term), commencing as of the day immediately following the termination of the initial term of this Lease or any Extended Term. Within thirty (30) days of Tenant's notice to exercise its option to renew or to extend the term of this Lease, Landlord shall notify Tenant of the new fixed minimum base rent, which shall be equal to 90% of the then market rate for net leases for similar properties located in the Syracuse MSA. In the event Tenant finds such new base rent acceptable, Tenant shall notify Landlord in writing of such acceptance within thirty (30) days of receipt of Landlord's notice setting forth the new base rent. In the event Tenant finds such new base rent unacceptable, Tenant shall notify Landlord in writing of such unacceptability within thirty (30) days of receipt of Landlord's notice setting forth the new base rent. Within ten (10) business days of receipt of Tenant's notice, Landlord and Tenant shall each nominate and appoint one (1) appraiser. Upon the appointment of the two (2) appraisers, the two (2) appraisers so appointed shall, within ten (10) business days of their appointment and before exchanging views as to the then market rate for net leases for similar properties located in the Syracuse MSA, appoint in writing a third appraiser and shall give written notice of such appointment to Landlord and Tenant. The appraisers selected pursuant hereto shall be sworn faithfully and fairly to determine the then market rate for net leases for similar properties located in the Syracuse MSA. The three (3) appraisers shall afford both Landlord and Tenant a hearing and the right to submit evidence with the privilege of cross-examination on the questions at issue. As soon as reasonably possible after the Landlord and Tenant have been heard, each of the appraisers shall prepare a written report, and they shall then make their determination of the then market rate for net leases for similar properties located in the Syracuse MSA upon the basis of those written reports. In the event the three (3) appraisers are unable to agree upon a determination, the base rent shall be an amount equal to 90% of the average of the two (2) closest rates contained in the reports submitted by the three (3) appraisers. The appraisers shall make their determination in writing and shall give notice of the same to Landlord and Tenant. In the event Tenant finds such appraised new base rent to be unacceptable, Tenant shall notify Landlord in writing of such unacceptability within thirty (30) days of receipt of the appraiser's notice setting forth the new base rent, in which event the option to renew shall be deemed waived by Tenant. Landlord and Tenant shall each pay the fees and expenses of the appraiser whom they selected, and the fee and any general expenses of the third appraiser shall be divided equally between Landlord and Tenant. In the event any appraiser appointed as aforesaid shall thereafter become unable or unwilling to act, such appraiser's successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall have no less than five (5) years' experience in the appraisal of real property and shall hold the professional designation of M.A.I.

                             ARTICLE 28. SUCCESSION

         This Lease and all of the covenants, agreements, conditions, and provisions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, as the case may be. The term "Landlord" as used herein shall include the heirs, successors, and assigns of Landlord and assigns of the reversionary estate under this Lease. The term "Tenant" as used herein shall include the successors of Tenant and the assigns of the entire leasehold estate under this Lease.

                       ARTICLE 29. SURRENDER OF PREMISES

         On the last day or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Premises in good and orderly condition and repair (reasonable wear and tear excepted) and shall deliver and surrender the Premises to the Landlord peaceably Prior to the expiration of the Lease, Tenant shall remove all of its personal property, equipment, and trade fixtures, from the Premises. All personal property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Premises be not surrendered by the end of the Lease term, as it may be extended, and Tenant holds over without the consent of Landlord as called for in Section 26, Tenant shall pay rental to Landlord on a month-to-month basis at 150% of the rents herein specified for the then last Lease year (prorated on a monthly basis). If Tenant's alterations or improvements are not removed by the end of the Lease term, as it may be extended, Tenant shall indemnify Landlord against loss or liability resulting from Tenant's failure to remove the alterations. Tenant shall deliver the Premises to Landlord in compliance with all applicable zoning and municipal regulations.

                 ARTICLE 30. ASBESTOS REMOVAL/HAZARDOUS WASTES

         Tenant hereby agrees at its sole cost and expense to remove and dispose of all asbestos containing materials ("ACMs") existing in a friable condition and all ACMs existing in a nonfriable condition (except for ACMs found in areas not accessible by the general public, which areas can be maintained or encapsulated with minimal danger of future damages and such ACMs as exist in small quantities, which shall be allowed to remain unless such ACMs are required by law to be removed. Generally, the ACMs will consist of certain types of pipe and boiler insulation which are presently confined to equipment rooms and boiler rooms, behind closed walls and confined to specific pieces of equipment) from the Premises as required by law or by the end of Tenant's initial term under this Lease, whichever is earlier. Any ACM removal and/or abatement actions initiated by Tenant shall be performed by contractors and workmen licensed, certified, and experienced for and in ACM removal and/or abatement. All safety and health precautions required by the EPA, OSHA, and state and local authorities shall be complied with.

         Tenant hereby agrees to indemnify and hold Landlord, its principals, successors and/or assigns and the Landlord's mortgage lender harmless from and against any and all reasonable costs, expenses, attorneys' and legal fees, charges, liability, loss, or damages assessed or otherwise determined in or arising from or in connection with any judgments, record, claims, suits, demands, proceedings, and investigations (collectively "Claims") arising from or related to any ACMs or ACM removal and/or abatement actions by Tenant or its agents in and about the Premises, including but not limited to Claims by any former, present, or future tenant; any former, present, or future employee, agent, guest, or invitee of such tenant; or any present or future employee, agent, guest, or invitee of Tenant, provided such Claims do not arise as the result of a condition created by Landlord; or, subsequent to the expiration of this Lease and vacation of the Premises by Tenant, by other intervening third parties. During the term of this Lease, Tenant shall not knowingly permit any tenant to create, store, or release or to allow the creation, storage, or release of any "Hazardous Substances" (as hereinafter defined) on the Premises unless such creation, storage, or release is in full compliance with the applicable, federal, state, or local environmental statute, regulation, or ordinance.

         For the purposes hereof, "Hazardous Substances" shall mean asbestos and any substance or material defined or designated as a hazardous or toxic substance or other similar term by any federal, state, or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations, or ordinances may be amended from time to time.

                        ARTICLE 31. BROKER'S COMMISSIONS

         Landlord and Tenant hereby represent and warrant to each other that no real estate broker(s) has been employed in connection with this Lease and hereby agree to indemnify, protect, defend, and hold each other harmless against and with respect to any obligation, liability, or claim of liability based in any way on any agreements, arrangements, or understandings claimed to have been made or actually made by Landlord or Tenant, as the case may be, with any third party with respect to this Lease.

         Notwithstanding the foregoing, Tenant shall pay and shall be solely responsible for existing and renewal lease commissions for leases signed by Tenant as former owner of the Premises.

                              ARTICLE 32. NOTICES

         Any notice required or permitted by this Lease to be given by either party to the other shall be in writing and may be personally delivered or sent by either overnight courier service or by registered or certified mail properly addressed to the said parties their agents, representatives, successors, or assigns, or some one of them, at the last known address of such addressee and deposited with the United States Postal Service or with such overnight courier service, and the date of such deposit shall be deemed the date of giving such notice. Until further notice in writing to the contrary, all notices to Landlord and Tenant shall be sent to the following addresses:

         TO LANDLORD:   Continental Towers
                        c/o Green & Seifter, Attorneys, P.C.
                        900 One Lincoln Center
                        Syracuse, New York 13202

                        with a copy to:

                        Green & Seifter, Attorneys, P.C.
                        900 One Lincoln Center
                        Syracuse, New York 13202

                        Attention: Lowell A. Seifter, Esq.

         TO TENANT:     The Mutual Life Insurance Company of New York
                        1 MONY Plaza
                        Syracuse, New York 13202

                        Attention: Director of Building Services

                        with a copy to:

                        The Mutual Life Insurance Company of New York 1740 Broadway, Mail Drop 10-06
                        New York, New York 10019

                        Attention: Vice President-Real Estate Asset Management

                              ARTICLE 33. CAPTIONS

         Captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such section of this Lease and shall not in any way affect this Lease.

                   ARTICLE 34. GOVERNING LAW AND JURISDICTION

         This Lease shall be construed under and governed by the laws of the State of New York. The parties acknowledge that this Lease has been drafted, negotiated, made, delivered, and consummated in the State of New York.

                            ARTICLE 35. EXCULPATION

The term "Landlord" as used in this Lease shall be limited to mean and include only the then lawful owner (at the time in question) of the Premises, and in the event of any transfer or transfers of said estate, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability with respect to the performance of any covenants and agreements on the part of Landlord contained in this Lease thereafter to be performed. It is understood and agreed that if any Landlord or grantor shall have committed a default prior to such transfer, Landlord or grantor committing such default shall not be exempt from such liability attaching thereto; it being intended that the covenants and agreements contained in this Lease on the part of Landlord to be performed, subject to the provisions of this Lease, are binding on Landlord, its successors, and assigns only during and in respect to their successive periods of ownership.

         Notwithstanding any provisions in this Lease to the contrary, Tenant shall look solely to the estate and property of Landlord in the land and building of which the Premises are a part for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies.

                           ARTICLE 36. INTERPRETATION

         It is hereby agreed that this Lease and all of the terms and provisions hereof contain and represent the only agreement between the parties hereto as of this date, and the same shall not be amended, modified, or changed in any manner whatsoever except by an agreement in writing between Landlord and Tenant and/or their successors and assigns.

                            ARTICLE 37. SEVERABILITY

         In the event that any provision of this Lease shall be determined invalid or unenforceable in accordance with applicable law, such provision shall, insofar as possible, be construed or applied in such manner as will permit enforcement. Otherwise, this Lease shall be construed as if such provision had never been made a part hereof.

                       ARTICLE 38. ESTOPPEL CERTIFICATES

         Upon not less than thirty (30) days' prior written request, Tenant agrees to execute, acknowledge, and deliver a statement in writing certifying that this Lease is unmodified, in full force and effect (or if there have been any modifications, the same are in full force and effect as modified and stating the modifications), and the dates to which the basic rent hereof and other charges have been paid and any other information reasonably requested. Any such statement delivered pursuant to this article may be relied upon by any prospective purchaser, mortgagee, or lending source. Upon not less than thirty
(30) days' prior written request, Landlord agrees to execute, acknowledge, and deliver a statement in writing certifying, if applicable, that Tenant is current and is not in default with respect to any monetary obligations or covenants hereunder. Any reasonable requests of Tenant for certification of Landlord with respect to compliance by Tenant with any other covenants or obligations of Tenant hereunder will be given due consideration by Landlord. Appropriate certification in response to such requests shall be in the sole discretion of Landlord reasonably exercised.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the day and year first written above.

                                    AS TO LANDLORD:

                                    CONTINENTAL TOWERS,
                                            a New York general partnership

                                    By:     Twin Towers Investors, L.P.,
                                            a general partner

                                            By:    Continental Realty
                                                   of New York, Inc.,
WITNESS                                            its general partner

/s/ Gayle Seiger                                   By:   /s/ Lowell A. Seifter
---------------------                                    ---------------------
                                                         Lowell A. Seifter
/s/ S. William Lee                                       Assistant Secretary
--------------------
                                            By:    Continental Realty Fund
                                                   Limited Partnership,
                                                   a general partner

                                                   By:   Continental Realty
                                                         of New York, Inc.,
WITNESS                                                  its general partner

/s/ Gayle Seiger                                   By:   /s/ Lowell A. Seifter
--------------------                                    ----------------------
                                                         Lowell A. Seifter
/s/ S. William Lee                                       Assistant Secretary
--------------------
                                          AS TO TENANT:

                                          THE MUTUAL LIFE INSURANCE
                                                  COMPANY OF NEW YORK,
WITNESS                                           a New York corporation

/s/Kevin M Walsh                          By:     /s/ Richard Ridioff
---------------------                             -------------------
                                                  Richard Ridioff
/s/ James A. Haldeman                             Vice President for
---------------------                             Investment Management

                                          Attest:
                                          By:     /s/ Edward R. Dawrem
                                                  --------------------
                                                  Its:   Assistant Secretary
                                                         -------------------

                                   EXHIBIT A

                Copy of Agreement of Sale and Purchase/Leaseback

                      CONTINENTAL REALTY OF NEW YORK, INC.
                             900 One Lincoln Center
                            Syracuse, New York 13202



                                                     October 27, 1998

The Mutual Life Insurance
  Company of New York
1740 Broadway
New York, NY 10019

Attention:        James A. Haldeman

                  Re:      MONY Tower III

Dear Jim:

         This letter is to constitute a letter of intent for Continental Realty of New York, Inc. ("CRNY"), or its assignee, so long as the assignee is an entity in which CRNY is a principal owner, to purchase and develop the "Southerly Half of Block" as shown on Exhibit "A" attached hereto (the "South Site") and the property described herein in paragraph A(l); on the following general terms and conditions:

         A. Conditioned upon CRNY's agreements in B(l)-(S), MONY agrees to:

                  (1) Sell to CRNY all its ownership interests in the block bounded by Harrison Street, Warren Street, Adams Street and Harrison Place at a price equal to MONY's total costs including but not limited to demolition costs and costs of improvements to the property; and

                  (2) Sell to CRNY the South Site, including land and air rights, at a price to be computed based upon the fair market value of the buildable square footage; and

                  (3) Assign to CRNY all of its interests in the current MONY Garage,

         B. Conditioned upon MONY's agreements in A(l)-(3), CRNY agrees at its sole expense to:

                  (1) Purchase all the City of Syracuse's ownership and leasehold interest in the Parking Garage; and

                  (2) Restructure and refurbish in a good and workmanlike manner the existing Parking Garage, or whatever portion thereof is retained, retaining at least the two

The Mutual Life Insurance
  Company of New York
October 27, 1988
Page 2

sub levels below grade, to adequate and approved standards, however, pending such restructuring and refurbishing, the truck entrances along South Montgomery Street shall remain unobstructed; and

                  (3) Subject to approval of the design by MONY, build an office building of approximately 200,000 square feet ("MONY Tower III") on the South Site and give MONY the option to lease 50,000 square feet five years at the then market rate for leases of similar size and duration but in no event greater than a pre-set rate in the Syracuse MSA, following completion of the building; and

                  (4) Build, or have built in a good and workmanlike manner, sufficient parking spaces (which for the purposes hereof shall be defined as 1.75 spaces for every 1,000 square feet of net rentable area) to adequately service MONY Towers 1, 11 and III, which parking spaces shall be built prior to construction of the MONY Tower III identified above; and

                  (5) Effect an overall stabilization in MONY's real estate tax obligations at the assessed rate in effect as of the date hereof.

         C. Subject to D and E below, which are legally enforceable obligations, this letter is merely an evidence of the intent of MONY and CRNY and does not constitute legally binding obligations on either party.

         D. From the date hereof through March 31, 1989 MONY agrees to negotiate solely with CRNY to arrive at definitive agreements to carry out the intent expressed herein, provided however that the parties hereto can agree to extend the provisions hereof for an additional three (3) month period so long as the parties continue negotiations in good faith.

         E. MONY hereby grants to CRNY, in consideration of CRNY's execution of an Agreement of Sale and Purchase Leaseback ("Purchase Agreement") and execution of an Agreement of Lease, a Right of First Refusal for a period of one year from the closing date set forth in the Purchase Agreement. Before MONY may sell the South Site or the property described in Paragraph A(l) of this Letter of Intent, it shall first provide CRNY with a copy of a bona fide third-party offer and CRNY shall have thirty (30) days to agree to purchase on the same terms as those contained in the third-party offer and within

The Mutual Life Insurance
  Company of New York
October 27, 1988
Page 3

the same time frame. If CRNY does not notify MONY in writing of its decision to exercise its Right of First Refusal within such thirty (30) day period, MONY shall be free to sell the property and this Right of First Refusal shall lapse.

                                            Very truly yours,

                                            CONTINENTAL REALTY OF NEW YORK, INC.


                                            By    /s/ Edward Green
                                                  ---------------------


AGREED, TO AND ACCEPTED this
27th day of October, 1988
THE MUTUAL LIFE INSURANCE
COMPANY OF NEW YORK



By     /s/ James Haldeman
       ------------------------

                    AGREEMENT OF SALE AND PURCHASE/LEASEBACK


         THIS AGREEMENT, made and entered into as of the 27th day of October, 1988, by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, with its principal place of business at 1740 Broadway, New York, New York 10019, ("Seller") and CONTINENTAL REALTY OF NEW YORK, INC., a New York corporation, with its principal place of business at c/o Green & Seifter, Attorneys, P.C.; 900 One Lincoln Center; Syracuse, NY 13202, ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of a certain parcel of land containing approximately 2.17 acres more or less located in the City of Syracuse, Onondaga County, New York with building and improvements thereon, a legal description of which is attached hereto as Exhibit A and made a part hereof, which Seller desires to sell and Purchaser desires to purchase.

         NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth and other good and valuable considerations, in hand paid by Purchaser to Seller, the receipt and sufficiency whereof are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

         1. Sale of Property. Seller will sell to Purchaser and Purchaser will purchase from Seller the following, upon the terms and conditions hereinafter set forth:

                  (a) Fee simple title to that certain tract of real property and the building and improvements thereon commonly known as "MONY Plaza," located at 100-120 Madison Street, Syracuse, Onondaga County, New York, which building consists of two (2) office towers of 19 stories each connected by a 5-story office wing containing approximately 734,927 square feet of gross building area and approximately 578,970 square feet of net rentable office area, and which real property is more particularly described in Exhibit A attached hereto, and all personal property described in Exhibit B attached hereto.

                  (b) All rights, privileges, and easements appurtenant to said real property, including without limitation all minerals, oil, gas, and other hydrocarbon substances in, on, or under said real property, as well as all development rights, air rights, water, water rights, and water stock relating to said real property, and any easements, rights-of-way, or other appurtenances used in connection with the beneficial use and enjoyment of said real property.

                  (c) All right, title, and interest of Seller in and to any unpaid awards for damages in any taking in eminent domain or by reason of change of grade of any street.

                  (d) All of the interest of Seller in any intangible property now or hereafter owned by Seller in said real property, improvements, and personalty, including without limitation the right to use any trade style or name now used in connection with said real property (excluding the right to utilize the name "MONY" or "MONY Plaza" or any derivation of the name "MONY", but only provided Seller consents in writing to the use of such name) and any contract or lease rights, agreements, utility contracts, or other rights relating to the ownership, use, and operation of the property. Excluded from the terms hereof shall be the interest of Seller, the City of Syracuse, and Syracuse Parking Center, Inc., as such interests appear within the terms of the various leases, subleases, and other agreements identified within Section 16 hereof.

         All of the above being hereinafter collectively referred to as the "Property."

         Purchaser agrees to accept the aforesaid Property "As Is" in its present condition and, further, subject to such state of facts as would be disclosed by (i) a current, accurate survey, provided such facts do not unreasonably interfere with the current use of the Property nor render the Property unmarketable, (ii) personal inspection of the Property, and (iii) Level 1, environmental and hazardous materials site evaluation, all of which are without any representations or warranties of any nature whatsoever by Seller; provided however that this Agreement shall be contingent upon a satisfactory engineering inspection and a Level I Environmental and Hazardous Materials Site Evaluation of the Property, which Purchaser agrees to have performed within two
(2) weeks from the date hereof. In the event the Level I evaluation reveals the need for further testing, such further testing shall be performed within two weeks of such revelation. Provided further, however, that Purchaser shall have no right to cancel this Agreement in the event of any non-material defect. In the event there is a "material defect" (as hereinafter defined) within the Property, Purchaser shall notify Seller in writing within five (5) business days after receipt of such engineering inspection report or environmental evaluation, and Seller at its sole election shall have the right to cure such defect, which cure shall be commenced within thirty (30) days-of receipt of Purchaser's notice. Seller shall notify Purchaser of its election to cure within ten (10) business days after receipt of Purchaser's notice. In the event such cure cannot be accomplished within said thirty (30) day period, Seller shall not be in default hereunder provided Seller commences to cure such material defect within the aforesaid thirty (30) day period and diligently pursues the same, in which event the "Closing Date" (as hereinafter defined) shall not be delayed provided Purchaser's lender would fund a loan to Purchaser pending completion of such repair and/or remediation of the Property. For the purposes hereof, a "material defect" shall mean a defect which is so substantial in nature as to allow a purchaser under a contract of sale in New York to terminate the contract of sale upon discovery. In connection with the making of an engineering inspection or environmental evaluation of the Property, Seller agrees that it shall provide Purchaser with a copy of any asbestos studies that Seller performs or has performed at that Property in connection with Seller's ownership of the Property or its obligations set forth below. Upon receipt of such report, Purchaser shall have ten (10) business days to have such report reviewed by an independent expert of Purchaser's choosing. Subject to the provisions of the Lease referred to in Section 15, Purchaser undertakes to assume and perform any and all liabilities and obligations in connection with the Property accruing from and after the Closing Date (as hereinafter defined), except those assumed herein by the Seller. Notwithstanding the foregoing, Seller agrees at its sole cost and expense to remove and dispose of all asbestos containing materials ("ACMs") existing in a friable condition and all ACMs existing in a nonfriable condition (except for ACMs found in areas not accessible by the general public, which areas can be maintained or encapsulated with minimal danger of future damages and such ACMs exist in small quantities, which shall be allowed to remain unless such ACMs are required by law to be removed. Generally, the ACMs will consist of certain types of pipe and boiler insulation which are presently confined to equipment rooms and boiler rooms, behind closed walls and confined to specific pieces of equipment.) from the Property as required by law or by the end of Seller's first lease term as "Tenant" within the Property, as more particularly described within Section 15 below, whichever is earlier. Any ACM removal and/or abatement actions initiated by Seller shall be performed by contractors and workmen licensed, certified, and experienced for and in ACM removal and/or abatement. All safety and health precautions required by the EPA, OSHA, and state and local authorities shall be complied with.

         Seller hereby agrees to indemnify and hold Purchaser, its principals, successors, and/or assigns, and Purchaser's mortgage lender harmless from and against any and all reasonable costs, expenses, attorneys' and legal fees, charges, liability, loss or damages assessed or otherwise determined in or arising from or in connection with any judgments, orders, claims, suits, demands, proceedings and investigations (collectively "Claims") arising from or related to any ACMs or ACM removal and/or abatement actions by Seller, or its agents, in and about the Property, including but not limited to Claims by any former, present, or future tenant; any former, present, or future employee, agent, guest, or invitee of such tenant; or any present or future employee, agent, guest, or invitee of Seller, provided such Claims do not arise as the result of a condition created by Purchaser; or, subsequent to the expiration of the lease referred to in Section 15 below and vacation of the Property by the Tenant pursuant thereto by other intervening third parties. The provisions hereof shall survive Closing and the delivery of the deed.

         Notwithstanding the provisions hereinabove set forth, the existence of any ACM'S within the Property shall not be deemed a "material defect" nor give rise to the right of Purchaser to terminate this Agreement.

         2. Purchase Price and Time Payment. The purchase price is Sixty-Six Million Two Hundred Thousand and No/100 Dollars ($66,200,000.00) payable as follows:

                  (a) Simultaneously with the signing of this Agreement, Purchaser shall deliver to Seller a deposit of $2,000,000.00, (hereinafter the "Deposit") in the form of a check, subject to collection. Interest earned on the Deposit at a rate of $330 per day from the date Purchaser's check clears, through the day before Closing, shall be the property of Purchaser and credited against the Purchase Price at Closing.

                  (b) Subject to the Provision of Section 6(d), Purchaser shall deliver to Seller $64,200,000.00 at Closing,-which funds shall be delivered to Seller by Federal Funds wire transfer to the account of Seller or by certified or cashier's check payable to Seller, as Seller shall direct by no later than 2:00 p.m. of the day of Closing.

         3. Miscellaneous Adjustments and Prorations. There shall be no adjustment between the parties for fixed rentals, percentage rentals, tenant security deposits, real estate taxes, assessments, water, and other utility bills, it being the intention of the parties hereto that simultaneously with delivery of the deed by the Seller to the Purchaser on the Closing Date that the Property be leased back to the Seller by the Purchaser on a triple net lease basis, as provided in Paragraph 15 hereof, and that the Seller shall remain responsible for paying such items during the term of such triple net lease and all extensions thereof.

         4. Closing Costs. Seller shall pay at Closing (as hereinafter defined) the New York State Real Property Transfer Gains Tax and the New York State Transfer Tax. Purchaser shall pay at Closing the premium for its owner's and lender's title insurance fee, mortgage tax (if applicable), and all filing and recording fees, including the costs of recording the deed. Seller and Purchaser hereby agree to cooperate in the execution of any and all tax forms required to be filed in connection with this transaction.

         5. Accounting Data. Seller agrees that Purchaser and its duly authorized accountants and representatives may, during reasonable business hours, review Seller's books and records pertaining to the operations of the Property. If in the reasonable opinion of Purchaser's counsel any federal or state regulatory agencies or commissions would require audited statements of the operations of the Property, then and in that event, Purchaser and its duly authorized representatives shall have the right to audit the books and records of Seller, provided, however, that preparation of any audited or unaudited accounting reports or statements by Purchaser's accountants shall not be deemed to constitute a warranty or representation by Seller that the matters contained in such audits are accurate

         6.       Purchaser's Investigations: Title: Survey: and Mortgage.

                  (a) Purchaser's Investigation. Seller shall make available to Purchaser for Purchaser's review at 1 MONY Plaza, Harrison Street, Syracuse, New York, the following: rent roll and all Tenant Leases affecting the Property, as well as any other documents or instruments of a nonconfidential nature relating to the operation of the Property which Purchaser may reasonably request, including without limitation (i) copies of all maintenance and supply service contracts and a list of any such contracts that are unwritten; (ii) warranties and guaranties, if any, covering any equipment, machinery, or other personal property or fixtures on the Property; (iii) copies of all certificates of occupancy and any other governmental licenses or approvals, if any, relating to any portion of the Property in the possession of Seller. In all instances, the documents and information provided to Purchaser in connection with its investigation shall be kept confidential. Seller represents that it is currently spending approximately $9.60 per square foot to operate the Premises. Purchaser shall have fifteen (15) days from the date hereof to investigate Seller's operating statements and related documentation, and in the event Purchaser's investigation reveals that Seller's representation is substantially inaccurate, Purchaser shall have the right to terminate this Agreement and receive a return of the Deposit by providing Seller with written notice of such termination within the aforementioned fifteen (15) day period.

                  (b) Title. Within ten (10) business days of the date of this Agreement, Purchaser shall obtain at its sole cost and expense a preliminary title commitment of then current date covering the Property, accompanied by copies of all documents referred to in the report, which title report shall have been issued by a title insurance company licensed to do business in the state in which the Property is located and which Property is subject to those exceptions appearing on Exhibit C (the "Permitted Title Exceptions"), provided such exceptions do not render title unmarketable, and no other exceptions. Within thirty (30) days from the date hereof, Purchaser shall notify Seller in writing of any objections it has to title, and provided such objection can be cured or insured over, such objection shall not give rise to any right to terminate this Agreement by Purchaser.

                  (c) Survey. Within ten (10) business days of the date of this Agreement, Seller shall obtain at its sole cost and expense a plat of survey prepared by a registered land surveyor licensed to do business in the State of New York.

                  (d) Mortgage. Seller and Purchaser have agreed that the Seller shall provide and the Purchaser shall accept first mortgage financing provided by the Seller and secured by the Property, and in connection with such financing Purchaser shall deposit with Seller an additional sum of one million and no/100 ($1,000,000) dollars which deposit shall be in compliance with Section 2 above, within one week from the date hereof, and which financing shall be provided on the following terms and conditions:

1.       Borrower:              Purchaser or Purchaser's assignee, as provided
                                for in Section 19(j)

2.       Amount:                $56,000,000

3.       Term:                  5 years

4.       Interest Rate:         Nine and three quarters (9.75%) percent per
                                annum payable monthly in arrears.

5.       Amortization:          None.

6.       Loan Prepayment:       Prepayment shall be permitted at any time on any
                                interest installment date upon thirty (30) days prior written notice to prepay the loan in full, but not in part, upon payment in addition to such principal amount and all interest accrued thereon, of a prepayment premium equal to the greater of the following:

                                A. The product obtained by multiplying:

                                1. The difference obtained by subtracting from 9.75% the then current yield rate on the U.S. Treasury Note with a maturity date closest to the fifth anniversary of the loan as such yield is reported in The Wall Street Journal or similar publication on the fifth business day preceding the prepayment date. If there are more than one U.S. Treasury Note with a maturity date as specified above, the average of such yield rates shall be utilized, times;

                                2. The number of years and fraction thereof remaining between the prepayment date and the fifth anniversary of the loan, times;

                                3. The unpaid principal amount; or

                                B. One (1%) percent of the principal amount in the event the loan is held by a party other than Seller or its wholly owned subsidiaries, or one-half of one (.50%) percent in the event the loan is held by Seller or one of its wholly owned subsidiaries.

7.    Loan Documentation:       All loan documentation is to be satisfactory
                                to Lender and its Counsel and be on forms customarily used by MONY for similar loans.
                                The loan documents are to include, among other things, an assignment of the Purchaser's interest in the Lease referred to in Section
                                15 and an authorization by Purchaser as
                                Landlord' to MONY as Tenant thereunder to effect payment of the Lease payments directly to Lender to cover any interest payments due under the loan.

8.       Costs:                 Purchaser shall pay for all reasonable costs
                                related to the loan, including, but not
                                limited to, the mortgage recording tax,
                                recording fees, title insurance for the
                                Lender and Lender's attorneys' fees. In the event MONY is the Lender, Purchaser shall pay to MONY a Processing Fee of $30,000 and no attorneys' fees for closing the loan shall be payable.

9.       Secondary Financing:   Up to $5 Million will be permitted provided it
                                is furnished by a reputable financial
                                institution customarily in the business of making such loans, or by a pension or union sponsored retirement fund.


         7.       Risk of Loss. Destruction. Condemnation.

                  (a) Risk of loss or damage to the Property or any part thereof by fire or other casualty from the date of this Agreement to the Closing Date shall be on Seller.

                  (b) If prior to the Closing the Property or any part aged by fire or any other cause of whatsoever nature, Seller shall promptly give Purchaser written notice of such damage. If the cost for repairing such damage shall, in the reasonable judgment of Purchaser, exceed $6,000,000.00, Purchaser shall have the option, by written notice delivered to Seller within ten (10) days of Seller's written notice of damage to Purchaser, either (i) to require Seller to convey the Property to Purchaser in its damaged condition or (ii) to terminate this Agreement. Should Purchaser elect to terminate this Agreement, after notice by Purchaser to Seller and after a return of the Deposit to Purchaser, neither party hereto shall thereafter have any further rights or obligations hereunder. If the cost for repairing such damage shall, in the reasonable judgment of Purchaser, not exceed $6,000,000, or if it elects to require Seller to convey the Property to Purchaser in its damaged condition, and Purchaser and Seller shall enter into the Lease as specified in Section 15 hereof, and all of Seller's obligations under said Lease, including the payment of rent and repair and/or restoration of the Property, shall thereupon commence.

                  (c) If during the pendency of this Agreement and prior to the Closing Date condemnation proceedings are commenced (or threatened) with-respect to the Property or any other land or interest herein subject to this Agreement, which proceedings threaten to take a material portion of the Property (as hereinafter defined), Purchaser may, at its election, terminate this Agreement by written notice to Seller within ten (10) days after Seller's notification to Purchaser of the commencement of condemnation proceedings. For the purpose herein set forth, a material portion of the Property shall mean a taking which results in a loss of 33-1/3% of the floor space within the Property. In the event of such termination and upon return of the Deposit to Purchaser, neither party hereto shall thereafter have any further duties or obligations hereunder. If Purchaser fails to exercise such right to terminate within the period prescribed, then the Seller and the Purchaser, by their respective attorneys, shall have the right to, appear and to defend their respective interests in the Property in such condemnation proceedings, and the right to any award in condemnation shall be assigned to Purchaser at Closing and shall not reduce the purchase price, but such condemnation shall give Seller the right to reduce the payments due under the lease referred to in Section 15 below in the same proportion as the award bears to the Purchase Price.

         8. Closing. The parties hereby establish the following terms, conditions, and procedures for the consummation of the sale of the Property as set forth hereinbelow:

                  (a) Closing Procedures. This transaction shall be closed on such date, time, and at such place as is mutually agreeable to the parties hereto (herein "Closing Date" and "Closing") but no later than December 22, 1988, time being of the essence.

         At the Closing, Seller shall cause to be delivered the following items, and the failure of Seller to deliver any such items shall relieve Purchaser of its obligations to purchase hereunder:

                  (1) A Bargain and Sale Deed with Covenant against Grantor's Acts and lien, covenant pursuant to Section 13 of the Lien Law in form and substance satisfactory to the title insurer, duly executed and. acknowledged by Seller, in recordable form, conveying fee title to the Property to Purchaser.

                  (2) Any and all original documents (or copies thereof if Seller does not possess the originals) of the type described in Paragraph 6(a) not previously delivered to Purchaser. Seller hereby agrees that it shall provide such reasonable documentation as may be required by the title insurer or Purchaser's mortgage lender in order to facilitate the Closing of this transaction.

                  (3) Copies of any and all plans, permits, certificates of occupancy, or any other governmental approvals, permits, applications, or certificates affecting or relating to the Property which Seller may have in its possession.

                  (4) An assignment of any warranties, guaranties, and/or service contracts, if applicable, which may affect or relate to the Property and only if such warranties, guaranties, and/or service contracts extend beyond the term of the Lease contemplated within Section 15 hereof. During the term of such Lease, warranties, guaranties, and/or service contracts shall remain the property of Seller.

                  (5) The Lease, as specified in Section 15, is substantially that as attached hereto as Exhibit D, duly executed and acknowledged by Seller.

                  (6) Such corporate resolutions, duly executed, acknowledged, and adopted, as may be necessary for Seller to perform all obligations arising under or in connection with this Agreement.

                  (7) Reasonable written evidence dated no earlier than fifteen (15) days prior to Closing that the Property is free of any violations of any governmental regulations affecting the Property.

         At the Closing, Purchaser shall cause to be delivered the following items, and the failure of Purchaser to deliver any such items shall relieve Seller of its obligations to sell hereunder:

                  (1) Nondisturbance, Attornment, and Subordination Agreement from Purchaser's lender, if any, substantially in the form of Exhibit E attached hereto.

         (b) Delivery of Purchase Price. On the Closing Date, Purchaser shall deliver to Seller the balance of the purchase price calculated pursuant to the Closing Statement to be prepared by the parties in accordance with the provisions of subparagraph (c) herein below.

         (c) Purchase Price Adjustments and Prorations. The following adjustments and prorations (which shall be on a daily basis) shall be calculated as of the Closing Date as hereinabove defined. The parties agree that they shall prepare in form mutually satisfactory to them a Closing Statement, as of the Closing Date, wherein they shall set forth in reasonable detail the calculations of all of the adjustments and prorations as hereinafter provided, if any, as well as the costs set forth in subparagraph (d) hereinbelow.

         (d)      Cost of Closing.

                  Seller shall pay at Closing:

                  (1)      The full, New York State Transfer Tax;

                  (2)      The full New York State Real Property Transfer Gains
                           Tax;

                  (3)      Its own attorney's fees, if any.

                  (4) All other usual closing costs and expenses customarily the responsibility of Seller.

                  Purchaser shall pay at Closing:

                  (1) All intangible (and any other) taxes and recording or filing costs associated with recording and/or filing the deed and any loan documents entered into, in connection with Purchaser's financing of the purchase of the Property;

                  (2) The entire cost and expense of owner's policy of title insurance and lender's policy of title insurance (if applicable) elsewhere described herein;

                  (3) The full cost of recording deed (excluding the New York State Transfer Tax and the New York State Real Property Transfer Gains Tax);

                  (4) Its own attorneys' fees; and Lenders attorneys' fees or Processing Fees to MONY should Purchaser elect to take the Floating Rate Loan referred to in Section 6(d).

                  (5) All other usual closing costs and expenses customarily the responsibility of Purchaser.

         (e) Title Insurance. Purchaser shall at its own costs and expense obtain at Closing a lender's policy of title insurance for any financing that it has obtained in connection with the purchase of the Property and an owner's policy of title insurance, such title policies to be issued by a title insurance company acceptable to Purchaser and its lender, insuring the lenders mortgage as a first priority lien on the fee simple title to the Property, subject only to such exceptions as Purchaser's lender shall have approved as contained in the preliminary title report pursuant to Paragraph 6(b) and the standard exceptions contained in such policies of title insurance. Purchaser agrees in obtaining such title insurance to protect Metro Land Services, Inc. to the extent of not less than 25% of the gross title insurance premiums paid.

         9. Representations and Warranties of Seller. Seller specifically represents and warrants to Purchaser, both now and as of the Closing Date and thereafter, where applicable, each and all of the following:

                  (a) On the Closing Date, Seller will be the owner of and have title in fee simple to all the improvements situated thereon and shall know of no possessory or other rights affecting the Property (other than those revealed in Section 16 below and in the preliminary title report referred to herein) prior to the Closing and as set forth on the attached Exhibit F ("Tenant Leases/Possessory Rights").

                  (b) The legal description of the land as set forth in Exhibit A attached hereto is substantially the same description as contained in the deed pursuant to which Seller acquired its title, except as more particularly described in Section 16 below, pertaining to the exclusion of the property and the improvements thereon subject to the therein defined "City Lease South."

                  (c) There are no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for, and Seller shall cause to be discharged any and all mechanics' or materialmen's liens arising from work for which Seller has contracted. Notwithstanding the foregoing, in the event any mechanics' or materialmen's liens arise as a result of work being performed on Seller's behalf, Seller reserves the right to contest such liens provided that such lien is bonded over or other security is provided to the title insurer so that it may insure over such mechanics' or materialmen's lien.

                  (d) No notice has come to the attention of the officers of Seller of any condemnation actions against the Property or any part thereof.

                  (e) No notice has come to the attention of the officers of Seller of any special assessments against the Property other than those special assessments set forth in the preliminary title commitment to be obtained pursuant to Paragraph 6(b).

                  (f) No notice has come to the attention of the officers of Seller of any violations of any governmental regulations affecting the Property.

                  (g) To the best of Seller's knowledge, Seller, as landlord, is not in default under the terms and conditions of any Tenant Leases. Seller, as landlord, has received no notice of any default on the part of any tenant under any of the Tenant Leases.

                  (h) Seller is a corporation validly existing, in good standing, and authorized to do business in the State of New York, and Seller has full power and authority to execute and deliver this Agreement and to perform all obligations arising under or in connection with this Agreement.

         10.      Breach of Warranties.

                  (a) Prior to the Closing Date, Purchaser shall notify Seller of any breach of warranties discovered by Purchaser prior to the Closing Date. In the event a material breach is discovered, Purchaser may either (i) terminate this Agreement with no liability on its part or (ii) give notice that it intends to complete the purchase irrespective of the breach, in which event the Closing will take place as scheduled, and such breach will be considered waived. In the event Purchaser elects to terminate this Agreement due to a material breach by Seller, Seller shall reimburse Purchaser for its reasonable out-of-pocket expenses incurred as a result of entering into this Agreement, and Seller shall return the Deposit to Purchaser.

                  (b) In the event that Seller should fail to consummate this Agreement for any reason, except Purchaser's default, Purchaser may (i) declare this Agreement null and void, and Seller shall reimburse Purchaser for its reasonable out-of-pocket expenses incurred as a result of entering into this Agreement and shall return the Deposit to Purchaser, and thereafter, neither Seller nor Purchaser shall have any further duties or obligations to the other hereunder, or (ii) enforce specific performance of Seller's duties and obligations under this Agreement.

                  (c) In the event that Purchaser should fail to consummate this Agreement for any reason, except Seller's default or the termination of this Agreement pursuant to the various termination provisions hereof, Seller may retain the deposit paid by Purchaser to Seller pursuant to the terms of Paragraph 2(a) hereof, which shall be Seller's sole remedy at law or in equity.

         11. Modification or Alteration of Leases. With respect to the Property and subject to the provisions of the Lease referred to in Section 15, Seller shall be permitted to continue after execution of this Agreement to enter into any modifications, alterations, or changes of any lease, contract, or agreement, relating to the Property unless such modification, alteration, or change of lease, contract, or agreement requires performance after the expiration of Seller's lease term as "Tenant," as such term may be extended pursuant to the terms of the lease and as more particularly described in Section 15 below.

         12. Broker's Commissions. Seller and Purchaser hereby represent and warrant to each other that no sales broker(s) have been employed in connection with the sales transaction contemplated hereby and agree to indemnify, protect, defend, and hold each other harmless against and with respect to any obligation, liability, or claim of liability based in any way on any agreements, arrangements, or understandings claimed to have been made or actually made by Seller or Purchaser, as the case may be, with any third party as to the sale of the Property.

         Seller shall pay and shall be solely responsible for existing and renewal lease commissions for leases signed by Seller.

         13. Effect of Invalidation. If any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect by any court, such invalidity, illegality, or unenforceability shall not affect the validity and enforceability of any other provisions hereof, and this Agreement shall be construed as though such invalid, illegal, or unenforceable provision had never been contained herein. This provision shall not apply with respect to the following Sections of this Agreement: 1, 2, 3, 4, 6, 7, 8, 9, 10, 15, 16, 18 and 19.

         14. Notices. Any notice, demand, or document which either party is required or may desire to give or deliver to or make upon the other party shall, in the case of a notice or demand, be in writing and shall be personally delivered or given or made by United States registered or certified mail, with postage thereon fully prepaid, addressed as follows, subject to the right of either party to designate a different address for itself by notice similarly given:

       TO SELLER:            The Mutual Life Insurance Company of New York
                             1740 Broadway, Mail Drop 10-01
                             New York, New York 10019

                             Attention:         Mr. Richard Ridloff
                                                Vice President for
                                                Investment Management

                             with a copy to:

                             The Mutual Life Insurance Company of New York 2302 Parklake Drive, N.E., Suite 300
                             Atlanta, Georgia 30345

                             Attention:         Kevin M. Walsh, Esq.
                                                Counsel-MONY Real Estate
                                                Investment Management

       TO PURCHASER:         Continental Realty of New York, Inc.
                             c/o Green & Seifter, Attorneys, P.C.
                             900 One Lincoln Center
                             Syracuse, NY 13202 with a copy to:

                             Green & Seifter, Attorneys, P.C.
                             900 One Lincoln Center
                             Syracuse, New York 13202

                             Attention:         Lowell A. Seifter, Esq.

         Any notice, demand, or document so given or delivered or made shall be deemed to be given, delivered, or made on the day of actual delivery as shown by the addressee's registry or certification receipt or on the third day after the same is deposited in the United States mail, whichever is earlier in time. Any such notice, demand, or document not given, delivered, or made by registered or certified mail, as aforesaid, shall be deemed to be given, delivered, or made upon receipt of the same by the party or parties to whom the same is to be given, delivered, or made.

         15. Leaseback of Property. At Closing, Purchaser and Seller shall enter into a lease, the terms of which shall provide, among other things, that Seller shall leaseback the Property, including the improvements thereon from Purchaser, on a triple net basis for a term of twenty (20) years with two (2) five (5) year renewal options, the form of such lease to be substantially that as attached hereto as Exhibit D.

         16. Parking Garage. Seller is currently subleasing space within the garage below the Property and adjacent to the Property (hereinafter the "Parking Garage") from the City of Syracuse pursuant to the terms of that certain lease dated January 1, 1973 (hereinafter "Sublease"), a copy of which is attached hereto as Exhibit G. The City of Syracuse is the tenant of portions of the Parking Garage pursuant to the terms of the two (2) following leases: (1) lease dated December 31, 1968 by and between Seller, as landlord, and the City of Syracuse, as tenant, which lease was recorded on June 13, 1969 in the Office of the Clerk of the County of Onondaga, New York, in Book 2405 of Deeds at page 734, (hereinafter "City Lease North"), a copy of which is attached hereto as Exhibit H, and (2) lease dated December 31, 1968 by and between Seller, as landlord, and the City of Syracuse, as tenant, which lease was recorded on June 13, 1969 in the Office of the Clerk of the County of Onondaga, New York, in Book 2405 of Deeds at page 753, (hereinafter "City Lease South"), a copy of which is attached hereto as Exhibit I. The Parking Garage is currently being operated by Syracuse Parking Center, Inc., a New York corporation, pursuant to the terms of an Operating Agreement dated August 1, 1981, a copy of which is attached hereto as Exhibit J. It is the intent of the Parties hereto that the Parking Garage be operated, as a single unit. So long as Seller, or its successors or assigns, is the owner of the portion of the Parking Garage presently subject to the City Lease South, or the land thereunder, and such portion is operated in whole or in part as a parking garage with spaces available on a non-exclusive basis to tenants of the Property, Seller shall have the right to operate the Parking Garage as a single unit, including that portion of the Parking Garage presently subject to the City Lease North, without payment of consideration other than Seller's obligation to sell the Property to Purchaser and all income to be derived from the operation of the Parking Garage, whether during the term of the Lease contemplated in Section 15 above or thereafter, shall be the property of the operator of the Parking Garage. Seller reserves the right to enter into or consent to any amendment, modification or termination of the City Lease North, the Sublease, the City Lease South and/or the Operating Agreement without the prior consent of Purchaser provided any such amendments, modifications or terminations do not totally preclude tenants of the Property from the non-exclusive use of the Parking Garage. Seller agrees to consult with Purchaser on any such amendments, modifications or terminations provided however that Purchaser's advice to Seller shall under no circumstances be binding on Seller. The provisions hereof shall survive delivery of the deed.

         17. Signage. Notwithstanding the sale of the Property from Seller to Purchaser and at all times during the term of the lease identified in Section 15 above and all renewals and replacements thereof, Purchaser agrees that (i) the Property shall remain known as MONY Plaza or such other name as Seller may designate, (ii) Seller shall be permitted to retain and replace its existing signage on the Property, and (iii) Seller shall be permitted to continue to do so as long as such signage is in compliance with the local zoning ordinances. This section shall survive delivery of the deed hereunder.

         18. Nonforeign Certificate. On the date of Closing, Seller shall deliver to Purchaser a certification that Seller is not a nonresident alien (a foreign corporation, partnership, trust, or estate, as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder.

         19.      Miscellaneous.

                  (a) Entire Agreement. This Agreement contains the entire agreement between the parties in respect of the matters herein set forth, supersedes all prior agreements between the parties may not be modified, amended, or terminated except by a written agreement signed by both of the parties hereto.

                  (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute but one and the same Agreement of the parties.

                  (c) Captions. The captions of the paragraphs and subparagraphs of this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

                  (d) Attorney's Fees. Should either party hereto institute any action or proceeding in any court to enforce any provision of this Agreement, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorney's fees for the services rendered the prevailing party in such action or proceeding.

                  (e) Applicable Law. This Agreement and the transaction contemplated herein shall be governed by and construed under the laws of the State of New York.

                  (f) Waiver. No waiver by Seller or Purchaser of any breach respectively by Purchaser or Seller of any provisions of this Agreement shall be deemed or construed to be a waiver of any subsequent or continuing breach of the same or any other provision of this Agreement; nor shall any forebearance by Purchaser or Seller from the exercise of a remedy for any such breach be deemed or construed to be a waiver by Purchaser or Seller of any of their respective rights or remedies with respect to such breach(es).

                  (g) Notification. Upon Purchaser's request, Seller shall execute all reasonable notices to tenants, contractors, or other persons of the change in ownership of the Property.

                  (h) Meaning of Phrases. The use herein by Seller of the phrases "to the best of Seller's knowledge," "Seller is not aware of any," "Seller has received no notice of," and phrases of similar import shall not mean or imply that Seller has made any independent investigation into the matter as to which such phrase is used or has any duty to make investigation. Seller's obligation in such regard and the only duty it has hereunder is to review the books and records pertaining to the Property in its possession.

                  (i) Representations and Warranties. Representations and warranties made by the parties to this Agreement shall survive the Closing only if and to the extent expressly so stated.

                  (j) Amendment and Assignment. This Agreement may not be assigned by the parties hereto and may only be amended by a writing signed by Seller and Purchaser. Purchaser, however, shall be permitted to assign this Agreement without first obtaining Seller's prior written consent to an entity in which Purchaser is a principal owner, including but not limited to a general partner in a limited partnership; provided such assignment takes place by no later than November 15, 1988. Purchaser or its assignee agrees to provide to Seller by November 15, 1988 any required gains tax affidavit.

                  (k) Time of the Essence. Seller and Purchaser hereby agree that time is of the essence with regard to the matters set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale and Purchase/Leaseback as of the day and year first written above.

                                 SELLER:
                                 THE MUTUAL LIFE INSURANCE COMPANY
                                     OF NEW YORK,
                                     a New York corporation
                                 /s/ Richard Ridloff
                                 -------------------
Witness:                         By:     Richard Ridloff, Vice President for
                                         Investment Management
/s/ Kevin M. Walsh
------------------
                                 Attest:
/s/ Peter J. O'Hara
-------------------

                                         By:    /s/ Cliente K. Krubah
                                                ---------------------
                                                Its:  Assistant Secretary

                                 PURCHASER:

                                 CONTINENTAL REALTY OF NEW YORK,
                                     INC.,
WITNESS:                             a New York corporation
Witness:
/s/ Peter J. O'Hara                  By: /s/ Edward S. Green
-------------------                      -----------------------
                                         Edward S. Green, Treasurer
/s/ Kevin M. Walsh
------------------

                                 Attest:

                                 By: /s/ Lowell A. Seifter,  Asst. Secretary
                                     ----------------------------------------

                                                                       EXHIBIT B

                              Property Description

         ALL THAT TRACT OR PARCEL OF LAND situate in the City of Syracuse, County of Onondaga, and State of New York, and being a portion of Block #134 in said City, and being more particularly described as follows:

         BEGINNING at the intersection of the present easterly line of South Warren Street with the present southerly line of Madison Street, said point of intersection being the northwesterly corner of Block #134;

         Thence South 89(degree) 47'10" East, along said southerly line of Madison Street, a distance of 471.79 feet to the northeasterly corner of said Block #134;

         Thence South 0(degree) 06'00" West, along the present westerly line of Montgomery Street, a distance of 180.51 feet to the northeasterly corner of a permanent easement conveyed to the City of Syracuse by The Mutual Life Insurance Company of New York by deed recorded in the Onondaga County Clerk's Office in Liber of Deeds #2395, Page #140;

         Thence North 89(degree) 49'40" West, along the northerly line of said permanent easement and being parallel to the northerly line of Harrison Street, a distance of 471.66 feet to its intersection with said easterly line of South Warren Street;

         Thence North 0(degree) 03'30" East, along said easterly line of said South Warren Street, a distance of 180.86 feet to the place of beginning. Containing 85,233.26 square feet of land, or 1.956 acres of land, more or less.

         The hereinabove described parcel of land is subject to any and all easements and/or rights-of-way of record and to that certain lease with the City of Syracuse, as tenant, which lease was recorded on June 13, 1969 in the Office of the Clerk of the County of Onondaga, New York in Book of Deeds 2405, Page 734, for which The Mutual Life Insurance Company of New York reserves its rights thereunder.

                                                                       EXHIBIT C

                              Annual Lease Payments

  Lease Year          Monthly Installments                   Annual Payment
  ----------          --------------------                   --------------
       1                $487,500.00                           $5,850,000
       2                 497,250.00                            5,967,000
       3                 507,195.00                            6,086,340
       4                 517,338.91                            6,208,067
       5                 527,685.66                            6,332,228
       6                 538,239.41                            6,458,873
       7                 549,004.16                            6,588,050
       8                 559,984.25                            6,719,811
       9                 571,183.91                            6,854,207
      10                 582,607.66                            6,991,292
      11                 594,259.75                            7,131,117
      12                 606,145.00                            7,273,740
      13                 618,267.83                            7,419,214
      14                 630,633.25                            7,567,599
      15                 643,245.91                            7,718,951
      16                 656,110.83                            7,873,330
      17                 669,233.00                            8,030,796
      18                 682,617.66                            8,191,412
      19                 696,270.00                            8,355,241
      20                 710,195.41                            8,522,345

                                    EXHIBIT D

                                 List of Tenants

                             MONY TOWER 1-RENT ROLL



             TENANT                               SPACE               SQUARE FEET    RENT PER YEAR
             ------                               -----               -----------    -------------
Mutual of New York                 Subcellar-Wing                       4,805               N/A
Mutual of New York                 Cellar-Wing                          4,141               N/A
Chase Lincoln First                Ground Floor and Basement (Ground   11,900        $   71,000.00
                                   Floor  8,900) (Basement 3,000)
U.S. Air                           Ground Floor, Basement, and         10,200           110,508.00
                                   Mezzanine
                                       (Basement = 8,000)
                                       (Mezzanine = 4,000
Mutual of New York                 2nd-5th Wing                        81,448               N/A
                                       (20,362 x 4)
Mutual of New York                 2nd-12th Floor (12,428 x 11)       136,708               N/A
Hancock & Estabrook                13th and 14th Floors                24,856           447,408.00
Marsh & McLennan, Inc.             15th Floor                           5,943           106,974.00
Langan Grossman Kinney & Dwyer     15th Floor                           5,755            86,325.00
                                   Storage                                                2,160.00
Vacant                             15th Floor                             555                 0.00
Eagan Real Estate, Inc.            16th Floor                           6,827           122,886.00
Mutual of New York                 16th Floor                           5,601               N/A
Price Waterhouse & Co.             17th Floor                          12,428           173,992.00
Ernst & Whinney                    18th Floor                          12,428           196,362.40
Ernst & Whinney                    19th Floor                           5,143            81,259.40
Guardian Life Insurance            19th Floor                           2,355            36,570.22
Mutual of New York                 19th Floor                           4,930               N/A

                           TOTALS                                     336,023        $1,435,418.02


                                                      RENT PER          ESCALATED RENT
             TENANT                  RENT PER MONTH   SQUARE FOOT        EFFECTIVE DATE
             ------                  --------------   -----------        --------------
Mutual of New York                          N/A         $16.00
Mutual of New York                          N/A          16.00
Chase Lincoln First                     $5,916.67         5.97

U.S. Air                                 9,209.00        10.83



Mutual of New York                         N/A           16.00

Mutual of New York                         N/A           16.00
Hancock & Estabrook                     37,284.00        18.00                N/A
Marsh & McLennan, Inc.                   8,914.50        18.00                N/A
Langan Grossman Kinney & Dwyer           7,193.75        15.00                N/A
                                           180.00      Storage
Vacant                                       0.00        --
Eagan Real Estate, Inc.                 10,240.50        18.00                N/A
Mutual of New York                         N/A           N/A
Price Waterhouse & Co.                  14,499.33        14.00          1/l/90-12/31/94
Ernst & Whinney                         16,363.58        15.80                N/A
Ernst & Whinney                          6,771.62        15.80         11/l/89-10/31/94
Guardian Life Insurance                  3,047.52        15.53          4/l/89-3/31/92
Mutual of New York                          N/A          N/A                  N/A

 1. U.S. Air will vacate premises 12/31/88.

 2. Marsh & McLennan, Inc. will vacate premises 8/31/88.

 3. Langan Grossman Kinney & Dwyer will vacate premises 11/30/88.


                        MONY TOWER 1 - RENT ROLL (cont'd)

                                        ESCALATED RENT                                                        TAX        INSURANCE
                 TENANT                 ANNUAL AMOUNT     LEASE EXPIRES               OPTIONS              ESCALATION    ESCALATION
                 ------                 -------------     -------------               -------              ----------    ----------
Mutual of New York                                             N/A                      N/A                    N/A          N/A
Mutual of New York                                             N/A                      N/A                    N/A          N/A
Chase Lincoln First                                          03/31/97                  None                   2.85%         N/A
U.S. Air                                                     12/31/81                  None                   3.39%        3.39%
Mutual of New York                                             N/A                      N/A                    N/A          N/A
Mutual of New York                                             N/A                      N/A                    N/A          N/A
Hancock & Estabrook                           N/A              None                  04/30/90                  N/A          N/A
Marsh & McLennan, Inc.                        N/A            12/31/88                  None                    N/A          N/A
Langan Grossman Kinney & Dwyer                N/A            11/30/88            (1) 5-Year Option             N/A          N/A
                                                                                 Exercise by 3/1/88
Vacant
Eagan Real Estate, Inc.                       N/A            05/31/93                  None                    N/A          N/A
Mutual of New York                                             N/A                      N/A                    N/A          N/A
Price Waterhouse & Co.                    $223,704.00        12/31/94                  None                    N/A          N/A
Ernst & Whinney                               N/A            10/31/94                See Below              See Below    See Below
Ernst & Whinney                            333,849.00        10/31/94            (1) 5-Year Option             N/A          N/A
                                              (Max.)
Guardian Life Insurance Co.                 40,035.00       03/31/921                  None                    N/A          N/A
Mutual of New York                            N/A              N/A                      N/A                    N/A          N/A

                            MONY TOWER 2 - RENT ROLL

                                                                               RENT PER       RENT PER
                     TENANT                      SPACE           SQUARE FEET     YEAR           MONTH
                     ------                      -----           -----------     ----           -----
Mutual of New York                             Subcellar             5,500         N/A             N/A
Mutual of New York                              Cellar               5,800         N/A             N/A
Mutual of New York                             lst Floor             9,480         N/A             N/A
Mutual of New York                           2nd-5th Floor          49,712         N/A             N/A
                                             (12,428 x 4)
Mutual of New York                             6th Floor            12,428         N/A             N/A
Metropolitan Tops'n Temps                      7th Floor               677    $  8,462.50        $  705.21
Mutual of New York                             7th Floor             7,092         N/A             N/A
Insurance Company of North America             7th Floor             4,659      74,544.00         6,212.00
Mutual of New York                             8th Floor             8,927         N/A             N/A
Mutual of New York                             9th Floor             9,398         N/A             N/A
American Home Assurance                        9th Floor               534      8,010.00            667.50
Mutual Life Ins. Co. Agency                    9th Floor             1,563      26,571.00         2,214.25
                                            10th-18th Floor
Mutual of New York                           (12,428 x 9)          111,852         N/A             N/A
Mutual Life Ins. Co. of New York -                                                                17,606.3
Syracuse Agency                               19th Floor            12,428     211,275.96              3
                                                                   -------    -----------
                           TOTALS                                  240,050    $328,863.46

                                            RENT PER SQUARE     ESCALATED RENT
                     TENANT                       FOOT          EFFECTIVE DATE
                     ------                       ----          --------------
Mutual of New York                                16.00               N/A
Mutual of New York                                16.00               N/A
Mutual of New York                                16.00               N/A
Mutual of New York                                16.00               N/A

Mutual of New York                                16.00               N/A
Metropolitan Tops'n Temps                         12.50         1/l/88-12/31/88
Mutual of New York                                16.00               N/A
Insurance Company of North America                16.00               N/A
Mutual of New York                                16.00               N/A
Mutual of New York                                 N/A                N/A
American Home Assurance                           15.00               N/A
Mutual Life Ins. Co. Agency                       17.00               N/A
Mutual of New York                                16.00               N/A

Mutual Life Ins. Co. of New York -
Syracuse Agency                                   17.00


1. Insurance Company of North America/CIGNA will vacate premises 3/31/89 or sooner.

2.  American Home Assurance Co. will vacate premises 8/31/88.

                                      ESCALATED RENT                                 OPERATING EXPENSE
               TENANT                  ANNUAL AMOUNT   LEASE EXPIRES      OPTIONS     PRO RATA SHARE     BASE YEAR      ELECTRIC
--------------------------            --------------   -------------     --------     --------------     ---------   ------------
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Metropolitan Tops'n Temps             $11,509.00          12/31/88         None              .2%            1979      $ 39.49/month
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Insurance Company of North America          N/A           03/31/89         None             1.9             1979          N/A
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
American Home Assurance Co.                 N/A           12/31/88         None              .229%          1984      $ 31.50/month
Mutual Life Ins. Co. - Agency               N/A           04/30/92         None              .64%           1988      $104.20/month
Mutual of New York                          N/A             N/A             N/A             N/A                           N/A
Mutual Life Ins. Co. of                                   04/30/92         None             5%              1984          N/A
  New York - Syracuse Agency